Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 7 to Schedule 13D is being filed with the U.S. Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the U.S. Securities Exchange Act of 1934, as amended.

Date: January 11, 2018

Mayne Pharma Ventures Pty Ltd

/s/ Nick Freeman Nick Freeman, Company Secretary
Mayne Pharma International Pty Ltd

/s/ Nick Freeman Nick Freeman, Company Secretary
Mayne Pharma Group Limited

/s/ Nick Freeman Nick Freeman, Company Secretary